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                                                                   EXHIBIT 10.34



                                 PROMISSORY NOTE


$300,000.00                                                San Diego, California
                                                                    May 31, 2000

            1. Obligation. Glenn Umetsu ("Maker"), for value received, hereby promises to pay to Leap Wireless International, Inc. or order, at San Diego, California, or at such other place as the holder hereof may in writing direct, the principal amount of Three Hundred Thousand Dollars ($300,000.00). Such sum shall be payable without interest except as provided in Section 2 below.

            2. Default Interest Charge. While any default exists in the making of any payments required hereunder or in the performance or observance of any of the covenants or agreements of this Note or of any instruments now or hereafter evidencing or securing the indebtedness hereby, Maker further promises to pay, interest on the principal balance of this Note then outstanding at a rate equal to ten percent (10%) per annum.

            3. Payment Schedule. Principal and interest, if any, shall be payable as follows in full on or before the earlier of (i) the date that your employment with Leap Wireless International, Inc. and or one of its affiliates is terminated for any reason what so ever or (ii) March 31, 2002. Principal and interest are payable in lawful money of the United States; provided that Maker may, at his option,

      (a) repay the loan by surrendering that number of vested options in Cricket Communications Holdings, Inc. having a spread between fair market value and the total exercise price of such options sufficient to pay the unpaid balance of this Note and all taxes that may be due as a result of such surrender of options.

      (b) provided that his employment with Leap and/or one of its affiliates has continued for two full years, surrender to Leap options to purchase 32,000 shares of Cricket Communications Holdings, Inc., regardless of the value of such options.

      (c) surrender his all of his options as payment of the note in full at the time of such event regardless of the value of such options, only if Leap Wireless International, Inc. undergoes a Change of Control (as defined in the Cricket Communications Holdings Stock Option
            Plan) and, following such Change of Control, the successor company
            (i) does not assume the obligations under the Stock Options of Maker or (ii) Maker is thereafter terminated without cause by such successor (as described in the Option Plan).

The term of this loan, the rights to repay the loan with vested options and the other provisions of this Note shall not affect the fact that the employment relationship of Maker is an at will relationship which may be terminated at any time without cause. By signing this Note, Maker expressly acknowledges that he has an at will employment relationship and that no term of employment is implied by making of the loan or the terms of this Note.

            4. Costs of Collection. If this Note is not paid when due, whether at maturity or by acceleration, Maker promises to pay all costs incurred by the holder in collecting the amounts due hereunder, including attorneys' fees, and all expenses incurred by the holder in


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connection with the protection of or realization on the collateral securing this
Note, whether or not suit is filed hereon.

            5. Maximum Rate. All agreements which either are now or which shall become agreements between Maker and the holder of this Note are hereby expressly limited so that in no contingency or event whatever, whether by reason of deferment or advancement of the indebtedness represented by this Note, acceleration of the maturity date of this Note, or otherwise, shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum amount of interest permissible under applicable law. If at any time, from any circumstance whatsoever, fulfillment of any provision of this Note or any other agreement between Maker and the holder hereof, shall result in or involve payments or performance which would exceed the maximum legal interest rate, then, ipso facto, the obligation to be fulfilled shall be reduced so as not to exceed said maximum legal interest rate.

            6. Waiver. Presentment, demand, protest, notices of protest, dishonor and non-payment of this Note and all notices of every kind are hereby waived. No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. The release of any party liable on this Note shall not operate to release any other party liable hereon.

            7. Governing Law. This Note has been executed and delivered by Maker in the State of California and shall be governed by and construed in accordance with the laws of the State of California. In any action brought under or arising out of this Note, Maker hereby consents to the jurisdiction of any competent court within the State of California and consents to service of process by any means authorized by California law.

                                    "MAKER"

                                    /s/ Glenn Umetsu
                                    -----------------------------------
                                    Glenn Umetsu




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